EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of UMeWorld Limited on Form 20-F for the period ending September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof, Michael M. Lee, as chief executive officer of UMeWorld Limited, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	This 20-F report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.	The information contained in this 20-F report fairly presents, in all material respects, the financial condition and result of operations of UMeWorld Limited.

Date: February 12, 2014	By:	/s/ Michael M. Lee
Michael M. Lee
President & Chief Executive Officer